ORIX

Loan and Security Agreement

Borrower: eFashion Solutions, LLC,
a New Jersey limited liability company

Address: 80 Enterprise Avenue South
Secaucus, New Jersey 07094

Date: April 18, 2008

This Loan and Security Agreement is entered into on the above date between ORIX Venture Finance LLC, a Delaware limited liability company ("ORIX"), with an address at 245 Park Avenue, 19th Floor, New York, NY 10167 and the borrower named above ("Borrower"), whose chief executive office is located at the above address ("Borrower's Address"). The Schedule to this Loan and Security Agreement being signed concurrently (the "Schedule") is incorporated herein and is an integral part of this Agreement. (Definitions of certain terms used in this Agreement are set forth in Section 8 below.)

1. LOANS.

1.1 Loans. Subject to the terms and conditions in this Agreement, ORIX shall make loans to Borrower (the "Loans" and collectively, the "Loan"), consisting of a Term Loan and Revolving Loans, in the amounts shown on the Schedule, provided no Default or Event of Default has occurred and is continuing. The Term Loan may not be repaid and reborrowed.

1.2 Conditions. The initial making of the Loan is subject to the satisfaction of the following conditions precedent, which Borrower agrees to satisfy within ten days after the date hereof: (i) all filings have been completed that are necessary or advisable to perfect the security interest of ORIX in the Collateral, including without limitation filings in the United States Copyright Office and United States Patent and Trademark Office (if applicable and requested by ORIX), (ii) all documents relating to this Agreement have been executed and delivered, (iii) ORIX has confirmed to its satisfaction that there has been no Material Adverse Change since the date of the last financial statements provided to ORIX, (iv) UCC and other searches deemed necessary by ORIX have been completed and the results thereof are satisfactory to ORIX, and (v) all other matters relating to the Loan have been completed to ORIX's satisfaction.

1.3 Interest. The Loan and all other monetary Obligations shall bear interest at the rate shown on the Schedule, except where expressly set forth to the contrary in this Agreement or in another written agreement subsequently signed by ORIX and Borrower. Borrower shall pay accrued interest on the outstanding principal balance of the Loans on the 18th day of each month, and at maturity. The sending of a bill for interest in advance by ORIX shall not affect ORIX's right to make adjustments to the same based on changes in the Prime Rate as provided in this Agreement.

1.4 Fees. Borrower shall pay ORIX the fees shown on the Schedule, which are in addition to all interest and other sums payable to ORIX and are not refundable.

1.5 Late Fee. If any payment of principal or accrued interest is not made within five Business Days after the date due, Borrower shall pay ORIX a late payment fee equal to 5% of the amount of such late payment. The provisions of this paragraph shall not be construed as ORIX's consent to Borrower's failure to pay any amounts when due, and ORIX's acceptance of any such late payments shall not restrict ORIX's exercise of any remedies arising out of any such failure.

2. SECURITY INTEREST.

2.1 Security Interest. To secure the payment and performance of all of the Obligations when due, Borrower hereby grants to ORIX a security interest in all of the following (collectively, the "Collateral"): all right, title

and interest of Borrower in and to the following, whether now owned or hereafter arising or acquired and wherever located: all Accounts; all Inventory; all Equipment; all General Intangibles (including without limitation all Intellectual Property and Deposit Accounts); all Investment Property; all Other Property; and any and all claims, rights and interests in any of the above, and all guaranties and security for any of the above, and all substitutions and replacements for, additions, accessions, attachments, accessories, and improvements to, and proceeds (including proceeds of any insurance policies, proceeds of proceeds and claims against third parties) of, any and all of the above, and all Borrower's books relating to any of the above, including without limitation the assets identified in the Representations. Notwithstanding the foregoing, the Collateral shall not include any such property:

(i) which is nonassignable by its terms without the consent of the licensor thereof or another party (but only to the extent such prohibition on transfer is enforceable under applicable law, including, without limitation, Sections 9-406 and 9-408 of the Code), and as to any licenses included in the foregoing Borrower represents and warrants that they are non-exclusive and replaceable on commercially reasonable terms; or

(ii) (including any attachments, accessions or replacements) that is subject to a Lien that is permitted pursuant to clause (i) or (ii) of the definition of Permitted Liens, if the grant of a security interest with respect to such property pursuant to this Agreement would be prohibited by the agreement creating such Permitted Lien or would otherwise constitute a default thereunder, provided, that such property will be deemed "Collateral" hereunder upon the termination and release of such Permitted Lien.

3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE BORROWER.

In order to induce ORIX to enter into this Agreement and to make the Loan, Borrower represents and warrants to ORIX as follows, and Borrower covenants that the following representations will continue to be true, and that Borrower will at all times comply with all of the following covenants:

3.1 Existence and Authority. Borrower is and will continue to be, duly organized, validly existing and in good standing under the laws of the State of New Jersey. Borrower is and will continue to be qualified and licensed to do business in all jurisdictions in which any failure to do so would result in a Material Adverse Change. The execution, delivery and performance by Borrower of this Agreement, and all other documents contemplated hereby (i) have been duly and validly authorized, (ii) are enforceable against Borrower in accordance with their terms (except as enforcement may be limited by equitable principles and by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally), (iii) do not violate Borrower's organizational documents, or any law or any material agreement or instrument which is binding upon Borrower or its property, and (iv) do not constitute grounds for acceleration of any indebtedness or obligation under any agreement or instrument which is binding upon Borrower or its property.

3.2 Name; Trade Names and Styles. As of the date hereof, the full correct name of Borrower and its state of organization are set forth in the heading to this Agreement. Listed on the Representations are all prior names of Borrower and all of Borrower's present and prior trade names. Borrower shall give ORIX 30 days' prior written notice before changing its name or doing business under any other name. Borrower has complied, and will in the future comply, with all laws relating to the conduct of business under a fictitious business name, where failure to do so would result in a Material Adverse Change or the inability to sue to collect an Account.

3.3 Place of Business; Location of Collateral. The address set forth in the heading to this Agreement is Borrower's chief executive office. In addition, Borrower has places of business and Collateral is located only at the locations set forth in the Representations (except for Inventory in transit in the ordinary course of business, and except for Borrower's present office located in Chicago, Illinois, which was not included in the Representations). Borrower will give ORIX at least 15 days prior written notice before opening any additional place of business, changing its chief executive office, or moving any of the Collateral to a location other than Borrower's Address or one of the locations set forth in the Representations (except for Inventory in transit in the ordinary course of business, and except for Borrower's present office located in Chicago, Illinois, which was not included in the Representations).

3.4 Title to Collateral. Borrower is now, and will at all times in the future be, the sole owner of all the Collateral, except for specific items of Equipment which are leased by Borrower. The Collateral now is and will remain free and clear of any and all liens, charges, security interests, encumbrances and adverse claims, except for the security interest in favor of ORIX and Permitted Liens, and except for sales of Inventory in the ordinary course of business. ORIX now has, and will continue to have, a first-priority perfected and enforceable security interest in all of the Collateral, subject only to Permitted Liens and any failure on the part of ORIX to file any Continuation Statement in the State of New Jersey with respect to the UCC-1 Financing Statement previously filed by ORIX with respect to Borrower, and Borrower will at all times defend ORIX and the Collateral against all claims of others. None of the Collateral now is or will

be affixed to any real property in such a manner, or with such intent, as to become a fixture. Borrower will keep in full force and effect, and will comply with all the terms of, any lease of real property where any of the Collateral now or in the future may be located.

3.5 Maintenance of Collateral. Borrower will maintain the Collateral in good working condition, ordinary wear and tear excepted, and Borrower will not use the Collateral for any unlawful purpose. Borrower will immediately advise ORIX in writing of any material loss or damage to the Collateral of which it becomes aware.

3.6 Books and Records. Borrower has maintained and will maintain at Borrower's Address complete and accurate books and records, and an accounting system in accordance with GAAP.

3.7 Financial Condition, Statements and Reports. All financial statements now or in the future delivered to ORIX have been, and will be, prepared in conformity with GAAP and now and in the future will fairly reflect the financial condition of Borrower, at the times and for the periods therein stated (in each case subject to notes and adjustments at the end of the relevant fiscal periods in accordance with GAAP). Between the last date covered by any such statement provided to ORIX prior to the date hereof and the date hereof, there has been no Material Adverse Change. Borrower is now and will continue to be solvent.

3.8 Tax Returns and Payments; Pension Contributions. Borrower has timely filed, and will timely file, all tax returns and reports required by applicable law, and Borrower has timely paid, and will timely pay, all applicable taxes, assessments, and related deposits and contributions now or in the future owed by Borrower, except those being contested in good faith by appropriate proceedings, for which adequate reserves have been established and with respect to which there is no lien on any of the Collateral (other than a Permitted Lien).

3.9 Compliance with Law. Borrower has complied, and will comply, in all material respects, with all provisions of all applicable laws and regulations, including, but not limited to, those relating to Borrower's ownership of real or personal property, the conduct and licensing of Borrower's business, compensation and benefits payable or provided to Borrower's employees, and all environmental matters. All proceeds of all Loans shall be used solely for lawful business purposes.

3.10 Litigation. Except as disclosed to ORIX in writing, there is no claim, suit, litigation, proceeding or investigation pending or threatened against or affecting Borrower involving more than $25,000. Borrower will promptly inform ORIX in writing of any claim, proceeding, litigation or investigation in the future threatened or instituted by or against Borrower involving any claim of $25,000 or more.

4. ADDITIONAL DUTIES OF THE BORROWER.

4.1 Insurance. Borrower shall, at all times, insure all of the tangible Collateral and carry such other business insurance, with insurers reasonably acceptable to ORIX, in such form and amounts as ORIX may reasonably require, and Borrower shall provide evidence of such insurance to ORIX, so that ORIX is satisfied that such insurance is, at all times, in full force and effect. All such insurance policies covering Collateral shall name ORIX as the exclusive additional loss payee with respect to insurance proceeds payable in respect of the Collateral, and shall contain a lender's loss payee endorsement in form reasonably acceptable to ORIX. Upon receipt of the proceeds of any such insurance, ORIX shall apply such proceeds in reduction of the Obligations as ORIX shall determine in its sole discretion, except that, provided no Default or Event of Default has occurred and is continuing, ORIX shall release to Borrower insurance proceeds with respect to Equipment and Inventory totaling $1,000,000 or less, which shall be utilized by Borrower for the replacement of the Equipment and Inventory with respect to which the insurance proceeds were paid. ORIX may require reasonable assurance that the insurance proceeds so released will be so used. If Borrower fails to provide or pay for any insurance, ORIX may, but is not obligated to, obtain the same at Borrower's expense. Borrower shall promptly deliver to ORIX copies of all reports made to insurance companies.

4.2 Reports. Borrower, at its expense, shall provide ORIX with the written reports set forth in the Schedule, and such other written reports with respect to Borrower (including budgets, sales projections, operating plans and other financial documentation), as ORIX shall from time to time reasonably specify.

4.3 Access to Collateral, Books and Records. At reasonable times, and on three Business Day's prior notice (except if a Default or Event of Default has occurred and is continuing or if ORIX in its good faith business judgment reasonably believes or suspects that Borrower has engaged in defalcation, intentional misrepresentation, or fraud, in which case then ORIX may do the following at any time and without any notice), ORIX, or its agents, shall have the right to inspect the Collateral, and the right to audit and copy Borrower's books and records; provided that unless a Default or Event of Default has occurred and is continuing ORIX shall limit such audits to twice per calendar year. The foregoing inspections and audits shall be at Borrower's expense and the charge therefor shall be $900 per person per day (or such other amount as shall represent ORIX's then current standard charge for the same), plus all other reasonable out-of-pockets costs and expenses incurred by ORIX in connection therewith.

4.4 Remittance of Proceeds. All proceeds arising from the sale or other disposition of any Collateral (other than (i) the proceeds of Accounts or the sale of Inventory, in each case arising in the ordinary course of business prior to the occurrence of an Event of Default which is continuing, or (ii) non-exclusive licenses of Intellectual Property in the ordinary course of business, or (iii) proceeds of dispositions of obsolete or unneeded Equipment in the ordinary course of business in an amount not in excess of $50,000 in any fiscal year) shall be delivered, in kind, by Borrower to ORIX in the original form in which received by Borrower not later than the second Business Day after receipt by Borrower, to be applied to the Obligations in such order as ORIX shall determine. Nothing in this Section limits the restrictions on disposition of Collateral set forth elsewhere in this Agreement.

4.5 Negative Covenants. Borrower shall not, without ORIX's prior written consent (which shall be a matter of ORIX's good faith business judgment), do any of the following:

(i) merge or consolidate with a corporation or other entity;

(ii) acquire any assets, except for (A) assets acquired in the ordinary course of business, and (B) other assets acquired for an aggregate purchase price not exceeding $500,000 in any fiscal year;

(iii) enter into any other transaction outside the ordinary course of business, except for transactions involving not more than $500,000 in the aggregate in any fiscal year; provided, that nothing in this Agreement shall limit the ability of the Company to repay its existing indebtedness to UPS Capital Business Credit;

(iv) sell or transfer any Collateral (except that, provided no Event of Default has occurred and is continuing, Borrower may do the following in good faith arm's length transactions, in the ordinary course of business: (A) sell Inventory; (B) enter into non-exclusive licenses with respect to its Intellectual Property; and (C) trade-in or dispose of obsolete or unneeded Equipment);

(v) store any Inventory or other Collateral with any warehouseman or other third party, unless such warehouseman or other third party has entered into a landlord agreement in form and substance acceptable to ORIX;

(vi) make any loans of any money or other assets to, or purchase the stock or other securities of, or make any other investment in, any other Person (except trade receivables, prepayments, retainers, and advancement of expenses, in each case in the ordinary course of business);

(vii) guarantee or otherwise become liable with respect to the obligations of another Person (except for indemnification obligations pursuant to contracts entered into by Borrower in the ordinary course of business);

(viii) pay or declare any dividends on or distributions with respect to, Borrower's membership units, except for (A) dividends payable solely in membership units of Borrower, and (B) "Tax Distributions" as defined in the Second Amended and Restated Operating Agreement of Borrower dated as of June 29, 2006, provided that, at the time the Tax Distribution is made, and after giving effect thereto, no Event of Default has occurred and is continuing;

(ix) redeem, retire, purchase or otherwise acquire, directly or indirectly, any of Borrower's membership units or other equity interests, except for redemptions of membership units of service providers to, or officers or employees of, Borrower on termination of their services to Borrower, for an aggregate purchase price not to exceed $100,000 in any fiscal year;

(x) incur or permit to be outstanding any Indebtedness other than Permitted Indebtedness;

(xi) create a Subsidiary of Borrower or permit a Subsidiary of Borrower to be created, unless such Subsidiary executes and delivers to ORIX a continuing guaranty with respect to the Obligations and a Security Agreement granting ORIX a first-priority security interest in all of such Subsidiary's assets (subject only to Permitted Liens), or such Subsidiary becomes a co-borrower hereunder, as selected by ORIX and pursuant to documentation in such form as ORIX shall reasonably specify;

(xii) change its state of organization; or

(xiii) dissolve or elect to dissolve; or

(xiv) agree to do any of the foregoing.

Notwithstanding the foregoing provisions of this Agreement, Borrower may enter into a merger, transfer of its assets, dissolution, or similar transaction if the sole purpose of the same is to convert Borrower from a limited liability company to a corporation, with no change in equity ownership, and if all documentation and actions relating thereto necessary to continue this Loan Agreement in effect and continue in effect ORIX's first-priority perfected security interest in the Collateral has been executed and delivered, in such form as ORIX shall specify in its good faith business judgment.

4.6 Litigation Cooperation. Should any third-party suit or proceeding be instituted by or against ORIX with respect to any Collateral or in any manner relating to Borrower, Borrower shall, without expense to ORIX, make available Borrower and its officers, employees and agents, and Borrower's books and records (subject to reasonable and customary protection of privileged information, and subject to Borrower's right not to

disclose privileged information), without charge, to the extent that ORIX may deem them reasonably necessary in order to prosecute or defend any such suit or proceeding.

4.7 Notification of Changes. Borrower will promptly notify ORIX in writing of any change in its senior executive officers, directors or managers, the opening of any new Deposit Account, and any Material Adverse Change.

4.8 Financial Covenants. Borrower shall comply with all of the Financial Covenants set forth in the Schedule, and all other covenants and provisions set forth in the Schedule.

4.9 Landlord Agreements. Borrower shall, from time to time, upon ORIX's request, use its best efforts to obtain written waivers and agreements from Borrower's landlords, on such form and containing such provisions as ORIX shall reasonably specify, provided that such waivers and agreements need not be obtained from the landlord of any location where Borrower maintains less than $100,000 fair market value of Collateral.

4.10 Board Information Rights.

(a) Borrower shall notify ORIX in writing at least two weeks in advance of the time and place of any regularly scheduled meeting, or as soon as reasonably possible of any unscheduled meeting, of the Board of Managers of Borrower (including without limitation telephone, conference call and video meetings) (all said scheduled and unscheduled meetings being referred to herein as "Board Meetings"). Borrower shall give ORIX copies of all notices, minutes, consents and other materials the Borrower provides to its managers in connection with said Board Meetings, at the same time as provided to its managers, subject to Borrower's right not to disclose privileged information.

(b) Within two Business Days following each Board Meeting, Borrower shall hold a meeting with ORIX, at which an executive officer of the Borrower who was present at the Board Meeting shall be present (the "Board Briefing"). The Board Briefing may, at ORIX's option, be in person at Borrower's principal place of business, or by telephone or conference call. At the Board Briefing, the executive officer of the Borrower shall disclose to ORIX all material information discussed at the Board Meeting and all actions taken at the Board Meeting, and shall discuss the same with ORIX and answer questions asked by ORIX, subject to Borrower's right not to disclose privileged information.

(c) Any information provided to ORIX under this Section 4.10 shall be subject to the confidentiality agreement in Section 9.3 of this Agreement.

4.11 Further Assurances. Borrower agrees, at its expense, on request by ORIX, to execute all documents and take all actions, as ORIX may reasonably deem necessary or useful in order to perfect and maintain ORIX's perfected security interest in the Collateral, and in order to fully consummate the transactions contemplated by this Agreement.

4.12 Indemnity. Borrower hereby agrees to indemnify the following Persons (collectively, the "Indemnitees"): ORIX and its affiliates, subsidiaries, parent, directors, officers, employees, agents, and attorneys, and to hold them harmless from and against any and all claims, debts, liabilities, demands, obligations, actions, causes of action, penalties, costs and expenses (including attorneys' fees and expenses), of every nature, character and description, which any Indemnitee may sustain or incur based upon or arising out of any of the Obligations, any relationship or agreement between ORIX and Borrower, or any other matter, cause or thing whatsoever occurred, done, omitted or suffered to be done by any Indemnitee relating to Borrower or the Obligations; provided that the indemnity hereunder to an Indemnitee shall not extend to damages proximately caused by such Indemnitee's own gross negligence, willful misconduct, illegal acts or omissions or breach of any provision of this Agreement or any of the other Loan Documents. Notwithstanding any provision in this Agreement to the contrary, the indemnity agreement set forth in this Section shall survive any termination of this Agreement and shall for all purposes continue in full force and effect.

5. INVENTORY.

5.1 Representations Relating to Inventory. Borrower represents and warrants to ORIX as follows: Borrower shall have good title to all Inventory with respect to which Loans are requested by Borrower, and Borrower shall have the free right to sell the same and to grant others the right to sell the same, notwithstanding any trademarks or tradenames that may be affixed thereto. Borrower shall not request any Loans with respect to Inventory which is not Eligible Inventory.

5.2 Schedules and Documents relating to Inventory. Borrower shall deliver to ORIX, from time to time, on its request, reports with respect to the Inventory with such information relating thereto as ORIX shall from time to time reasonably request.

6. TERM.

6.1 Maturity Date. On the maturity date set forth on the Schedule (the "Maturity Date") or any earlier occurrence of any Event of Default as to which the Obligations are accelerated under Section 7.2, Borrower shall pay and perform in full all Loans then outstanding

and all other Obligations, whether evidenced by installment notes or otherwise, and whether or not all or any part of such Obligations are otherwise then due and payable, and thereafter no further Loans will be made.

6.2 Prepayment of Term Loan. Borrower shall have the option of prepaying the principal amount of the Term Loan, prior to the Maturity Date, in whole or in part, provided that Borrower concurrently pays ORIX (i) all accrued and unpaid interest on the principal so prepaid and (ii) a prepayment fee equal to 2% of the principal amount prepaid if prepayment occurs on or prior to the first anniversary of the date of this Agreement, and 1% of the principal amount prepaid if prepayment occurs after the first anniversary of the date of this Agreement, and prior to the second anniversary of the date of this Agreement (it being agreed and understood that no prepayment fee shall be due or payable with respect to any prepayment made after the second anniversary of the date of this Agreement). Said prepayment fee shall be due from Borrower to ORIX upon any prepayment of the principal of the Term Loan, including without limitation any prepayment as a result of an Event of Default or the exercise of any rights or remedies by ORIX following the same. Prepayments of the Term Loan shall be applied to the principal installments due on the Term Loan in the inverse order of their maturity.

6.3 Termination of Revolving Loans. Borrower shall have the right to terminate the Revolving Loan facility (without prepayment fee or penalty) by giving two Business Days prior written notice thereof to ORIX setting forth the termination date. Borrower shall repay in full the outstanding Revolving Loans on said termination date, and thereafter no further Revolving Loans will be made. In addition, ORIX shall have the right to terminate the Revolving Loan facility at any time after the occurrence and during the continuance of an Event of Default, effective immediately upon delivery of written notice to Borrower (except that no notice shall be required in the event of an Event of Default under Section 7.1(i).

6.4 Termination Statements. Upon payment and performance in full of all the Obligations then existing and outstanding (other than inchoate indemnity Obligations), (a) ORIX shall promptly deliver to Borrower UCC termination statements and such other documents as may be reasonably required to terminate ORIX's security interests in the Collateral and to terminate each of the Loan Documents (including the delivery to Borrower of an affidavit of satisfaction) and (b) all duties, obligations and liabilities of Borrower and its affiliates and guarantors and co-borrowers under and in connection with the Loan Documents and the Obligations (other than inchoate indemnity Obligations), and all rights of ORIX and its affiliates hereunder and thereunder, shall terminate, except for provisions stated to survive termination of this Agreement or any such Loan Documents.

7. EVENTS OF DEFAULT AND REMEDIES.

7.1 Events of Default. The occurrence of any of the following events shall constitute an "Event of Default" under this Agreement, and Borrower shall give ORIX immediate written notice thereof:

(a) Any warranty, representation, statement, report or certificate made or delivered to ORIX by Borrower or any of Borrower's officers, employees or agents, now or in the future, shall be untrue or misleading in a material respect; or

(b) Borrower shall fail to pay any principal or interest payment on any Loan within three Business Days after the date due; or

(c) Borrower shall fail to pay any other monetary Obligation, within five Business Days after the date due; or

(d) Borrower shall fail to comply with any of the Financial Covenants set forth in the Schedule or with any provision under Subsection 4.5 hereof; or

(e) Borrower shall fail to perform any other non-monetary Obligation within ten days after the date due; or

(f) any levy, assessment, attachment, seizure, lien or encumbrance (other than a Permitted Lien) is made on all or any part of the Collateral which is not cured within 10 days after the occurrence of the same; or

(g) [intentionally omitted]

(h) a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of $50,000 or more shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of twenty days after the entry thereof; or

(i) dissolution, termination of existence, insolvency, business failure or suspension of business of Borrower for more than 60 days; or appointment of a receiver, trustee or custodian, for all or any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding by or against Borrower under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect; or

(j) revocation or termination of, or limitation or denial of liability upon, any guaranty of the Obligations or any attempt to do any of the foregoing; or

(k) revocation or termination of, or limitation or denial of liability upon, any pledge of any certificate of deposit, securities, money or other property or asset pledged by any third party to secure any or all of the Obligations, or any attempt to do any of the foregoing, or commencement

of proceedings by or against any such third party under any bankruptcy or insolvency law; or

(l) there shall be a change in the beneficial ownership of more than 30% of the aggregate membership units in Borrower outstanding as of the date hereof, in one or more transactions, compared to the beneficial ownership of outstanding membership units of Borrower in effect on the date hereof, without the prior written consent of ORIX; or

(m) Borrower shall generally not pay its debts as they come due, or Borrower shall conceal, remove or transfer any part of its property, with intent to hinder, delay or defraud its creditors, or make or suffer any transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or

(n) a Material Adverse Change shall occur; or

(o) Borrower makes any payment on account of any indebtedness or obligation which has been subordinated to the Obligations other than as permitted in the applicable subordination agreement, or if any Person who has subordinated such indebtedness or obligations terminates or in any way limits his subordination agreement; or

(p) an event of default with respect to Borrower shall occur and be continuing under any other Loan Document (after giving effect to, but without duplication of, grace periods under such other Loan Document applicable thereto).

ORIX may cease making any Loans hereunder during any of the above cure periods, and thereafter if an Event of Default has occurred and is continuing.

7.2 Remedies. Upon the occurrence and during the continuance of any Event of Default, ORIX, at its option, and without notice or demand of any kind (all of which are hereby expressly waived by Borrower), except as otherwise provided below, may do any one or more of the following: (a) Cease making Loans or otherwise extending credit to Borrower under this Agreement or any other document or agreement; or (b) Upon written notice to Borrower (other than in the case of an Event of Default pursuant to Section 7.1(i), in which case such acceleration shall be automatic), accelerate and declare all or any part of the Obligations to be immediately due, payable, and performable (an "Acceleration Event"), notwithstanding any deferred or installment payments allowed by any instrument evidencing or relating to any Obligation. Following the occurrence of an Acceleration Event and while continuing, ORIX, at is option and without further notice or demand (all of which are hereby expressly waived by Borrower), may do any one or more of the following in accordance with applicable law: (A) Accelerate or extend the time of payment of, compromise, issue credits on, or bring suit on the Accounts and other Collateral (in the name of Borrower or ORIX), settle or adjust disputes or claims directly with Account Debtors for amounts and upon terms which it considers advisable, and notify Account Debtors on the Accounts and other Collateral that the Accounts and Collateral have been assigned to ORIX, and that payments in respect thereof shall be made directly to ORIX, and otherwise administer and collect the Accounts and other Collateral; (B) Collect, receive, dispose of and realize upon any Investment Property, including withdrawal of any and all funds from any securities accounts; (C) Take possession of any or all of the Collateral wherever it may be found, and for that purpose Borrower hereby authorizes ORIX without judicial process to enter onto any of Borrower's premises without interference to search for, take possession of, keep, store, or remove any of the Collateral, and remain on the premises or cause a custodian to remain on the premises in exclusive control thereof, without charge for so long as ORIX deems it reasonably necessary in order to complete the enforcement of its rights under this Agreement or any other agreement; provided, however, that should ORIX seek to take possession of any of the Collateral by court process, Borrower hereby irrevocably waives: (i) any bond and any surety or security relating thereto required by any statute, court rule or otherwise as an incident to such possession; (ii) except as provided above, any demand for possession prior to the commencement of any suit or action to recover possession thereof; and (iii) any requirement that ORIX retain possession of, and not dispose of, any such Collateral after trial or final judgment; (D) Require Borrower to assemble any or all of the Collateral and make it available to ORIX at places designated by ORIX which are reasonably convenient to ORIX and Borrower, and to remove the Collateral to such locations as ORIX may deem advisable; (E) Complete the processing, manufacturing or repair of any Collateral prior to a disposition thereof and, for such purpose and for the purpose of removal, ORIX shall have the right to use Borrower's premises, vehicles, hoists, lifts, cranes, equipment and all other property without charge; (F) Sell, lease or otherwise dispose of any of the Collateral, in its condition at the time ORIX obtains possession of it or after further manufacturing, processing or repair, at one or more public and/or private sales, in lots or in bulk, for cash, exchange or other property, or on credit, and to adjourn any such sale from time to time without notice other than oral announcement at the time scheduled for sale. ORIX shall have the right to conduct such disposition on Borrower's premises without charge, for such time or times as ORIX deems reasonable, or on ORIX's premises, or elsewhere and the Collateral need not be located at the place of disposition. ORIX may directly or through any affiliated company purchase or lease any Collateral at any such public disposition, and if permissible under applicable law, at any private disposition. Any sale or other disposition of Collateral shall not relieve Borrower of any liability Borrower may have if any Collateral is defective as to title or physical condition or otherwise at the time of sale. All reasonable

attorneys' fees, expenses, costs, liabilities and obligations incurred by ORIX with respect to the foregoing shall be added to and become part of the Obligations, shall be due on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations. Without limiting any of ORIX's rights and remedies, from and after the occurrence of any Event of Default and while continuing, the interest rate applicable to the Obligations shall be increased by an additional two percent per annum.

7.3 Standards for Determining Commercial Reasonableness. Borrower and ORIX agree that a sale or other disposition (collectively, "sale") of any Collateral which complies with the following standards will conclusively be deemed to be commercially reasonable: (i) Notice of the sale is given to Borrower at least seven days prior to the sale, and, in the case of a public sale, notice of the sale is published at least seven days before the sale in a newspaper of general circulation in the county where the sale is to be conducted; (ii) Notice of the sale describes the collateral in general, non-specific terms; (iii) The sale is conducted at a place designated by ORIX, with or without the Collateral being present; (iv) The sale commences at any time between 8:00 a.m. and 6:00 p.m.; (v) Payment of the purchase price in cash or by cashier's check or wire transfer is required; (vi) With respect to any sale of any of the Collateral, ORIX may (but is not obligated to) direct any prospective purchaser to ascertain directly from Borrower any and all information concerning the same. ORIX shall be free to employ other methods of noticing and selling the Collateral, in its discretion, if they are commercially reasonable.

7.4 Investment Property. If an Event of Default and an Acceleration Event have occurred and are continuing, Borrower shall hold all payments on, and proceeds of, and distributions with respect to, Investment Property in trust for ORIX, and Borrower shall deliver all such payments, proceeds and distributions to ORIX, immediately upon receipt, in their original form, duly endorsed, to be applied to the Obligations in such order as ORIX shall determine. Borrower recognizes that ORIX may be unable to make a public sale of any or all of the Investment Property, by reason of prohibitions contained in applicable securities laws or otherwise, and expressly agrees that a private sale to a restricted group of purchasers for investment and not with a view to any distribution thereof shall be considered a commercially reasonable sale thereof.

7.5 Power of Attorney. Borrower grants to ORIX an irrevocable power of attorney coupled with an interest, authorizing and permitting ORIX (acting through any of its employees, attorneys or agents) at any time, at its option, but without obligation, with or without notice to Borrower, and at Borrower's expense, to do any or all of the following, in Borrower's name or otherwise, but ORIX agrees to exercise the following powers in a commercially reasonable manner: (a) Execute on behalf of Borrower any documents that ORIX may, in its good faith business judgment, deem advisable in order to perfect and maintain ORIX's security interest in the Collateral, or in order to exercise a right of Borrower or ORIX, or in order to fully consummate all the transactions contemplated under this Agreement, or under any and all other present and future agreements related hereto, to execute and deliver to any securities intermediary or other Person any entitlement order, account control agreement or other notice, document or instrument with respect to any Investment Property constituting Collateral, to make any payment or take any action necessary or desirable to protect or preserve any Collateral or ORIX's security interest therein or the priority thereof, or in order to fully consummate all the transactions contemplated under this Agreement or any other Loan Document; (b) After the occurrence and during the continuance of any Event of Default and an Acceleration Event, without limiting ORIX's other rights and remedies, do any of the following, if ORIX has exercised its right to accelerate the Obligations: (i) Take control in any manner of any cash or non-cash items of payment or proceeds of Collateral; endorse the name of Borrower upon any instruments, or documents, evidence of payment or Collateral that may come into ORIX's possession; (ii) Grant extensions of time to pay, compromise claims and settle Accounts, General Intangibles and Other Property for less than face value and execute all releases and other documents in connection therewith; (iii) Pay any sums required on account of Borrower's taxes or to secure the release of any liens therefore; and (iv) Settle and adjust, and give releases of, any insurance claim that relates to any of the Collateral and obtain payment therefore.

7.6 Application of Proceeds. All proceeds realized as the result of any sale or other disposition of the Collateral shall be applied by ORIX first to the reasonable costs, expenses, liabilities, obligations and attorneys' fees incurred by ORIX in the exercise of its rights under this Agreement, second to the interest due upon any of the Obligations, and third to the principal of the Obligations, in such order as ORIX shall determine in its sole discretion. Any surplus shall be paid to Borrower or other Persons legally entitled thereto; Borrower shall remain liable to ORIX for any deficiency. If ORIX, in its sole discretion, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, ORIX shall have the option, exercisable at any time, in its sole discretion, of either reducing the Obligations by the principal amount of purchase price or deferring the reduction of the Obligations until the actual receipt by ORIX of the cash therefore.

7.7 Remedies Cumulative. In addition to the rights and remedies set forth in this Agreement, ORIX shall have all the other rights and remedies accorded a secured party under the Code and under all other applicable laws, and

under any other instrument or agreement now or in the future entered into between ORIX and Borrower relating to the Loan or this Agreement, and all of such rights and remedies are cumulative and none is exclusive. Exercise or partial exercise by ORIX of one or more of its rights or remedies shall not be deemed an election, nor bar ORIX from subsequent exercise or partial exercise of any other rights or remedies. The failure or delay of ORIX to exercise any rights or remedies shall not operate as a waiver thereof, but all rights and remedies shall continue in full force and effect until all of the Obligations have been fully paid and performed.

8. DEFINITIONS. As used in this Agreement, the following terms have the following meanings:

"Accounts" means all of the following, now owned and hereafter acquired by Borrower: all "accounts" as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made (whether or not earned by performance), and all guaranties and other security therefor, and all rights of stoppage in transit and all other rights or remedies of an unpaid vendor, lienor or secured party.

"Account Debtor" means the obligor on an Account.

"Affiliate" means any Person controlling, controlled by or under common control with Borrower. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of any Person, whether through ownership of common or preferred stock or other equity interests, by contract or otherwise. Without limiting the generality of the foregoing, each of the following shall be an Affiliate: any officer, director or manager of Borrower, any 10% or more shareholder of, or holder of a 10% or more equity interest in, Borrower or Subsidiary of Borrower.

"Agreement" and "this Agreement" means this Loan and Security Agreement and all Exhibits and Schedules hereto and all modifications and amendments to, extensions of, and replacements for this Agreement.

"Business Day" means any day other than a Saturday, Sunday or any other day on which commercial banks in New York are required or permitted by law to close.

"Code" means Article 9 of the Uniform Commercial Code as adopted and in effect in the State of New York on the date hereof.

"Collateral" has the meaning set forth in Section 2.1 above.

"continuing" when used with reference to a Default or an Event of Default means that the Default or Event of Default has occurred and has not been either waived in writing by ORIX or cured within any applicable cure period (if specified).

"Default" means any event which with notice or passage of time or both, would constitute an Event of Default.

"Deposit Account" means all of the following, now owned and hereafter acquired by Borrower: all "deposit accounts" as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all general and special bank accounts, demand accounts, checking accounts, savings accounts and certificates of deposit.

"Eligible Inventory" means all Inventory owned by the Borrower, valued at the lower of cost or market in accordance with GAAP, that (a) consists of finished goods, in good, new, and salable condition, which are not perishable, returned, consigned, obsolete, not sellable, damaged, or defective, and are not comprised of demonstrative or custom inventory, work in progress, packaging or shipping materials, or supplies; (b) meets all applicable governmental standards; (c) has been manufactured in compliance with the Fair Labor Standards Act (to the extent applicable); (d) is not subject to any liens, security interests or adverse claims, except the first priority security interest granted or in favor of ORIX under this Agreement or any of the other Loan Documents; (e) is located at Borrower's place of business and at a location where at least 10% of Borrower's total Eligible Inventory is located, and is located on premises which, if leased by Borrower, are the subject of a landlord agreement in favor of ORIX in form and substance acceptable to ORIX; (f) is held by Borrower for sale in the ordinary course of business; (g) is not perishable or live; (h) is not manufactured by or for Borrower pursuant to a license from a third party (unless the licensor has agreed in writing to permit ORIX to exercise its rights and remedies with respect to such Inventory, in form and substance acceptable to ORIX); and (i) is of a type comparable to the type of Inventory presently sold by Borrower, or is of a different type reasonably acceptable to ORIX in its good faith business judgment.

"Equipment" means all of the following, now owned and hereafter acquired by Borrower: all "equipment" as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles, and any interest in any of the foregoing.

"Event of Default" means any of the events set forth in Section 7.1 of this Agreement.

"GAAP" means generally accepted accounting principles consistently applied.

"General Intangibles" means all of the following, now owned and hereafter acquired by Borrower: all "general intangibles" as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all Intellectual Property, Deposit Accounts, royalties, contract rights,

goodwill, franchise agreements, purchase orders, customer lists, route lists, telephone numbers, licenses, permits, domain names, claims, income tax refunds, security and other deposits, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

"Indebtedness" means (a) indebtedness for borrowed money or the deferred price of property or services, including without limitation reimbursement and other obligations for surety bonds and letters of credit, but excluding current accounts payable incurred in the ordinary course of business, and compensation and benefits payable in the ordinary course of business (including bonuses in the ordinary course of business), (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, (d) obligations relating to outstanding letters of credit, (e) obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices, (f) obligations under guarantees, indemnity agreements and similar agreements.

"Intellectual Property" means all of the following, now owned and hereafter acquired by Borrower: all (a) copyrights, copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, (b) trade secret rights, including all rights to unpatented inventions and know-how, and confidential information; (c) mask work or similar rights available for the protection of semiconductor chips; (d) patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same; (e) trademarks, servicemarks, trade styles, and trade names, whether or not any of the foregoing are registered, and all applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by any such marks, styles or names; (f) computer software and computer software products; (g) designs and design rights; (h) technology; (i) all claims for damages by way of past, present and future infringement of any of the rights included above; (j) all licenses or other rights to use any property or rights of a type described above.

"Inventory" means all of the following, now owned and hereafter acquired by Borrower: all "inventory" as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

"Investment Property" means all of the following, now owned and hereafter acquired by Borrower: all investment property, securities, stocks, bonds, debentures, debt securities, partnership interests, limited liability company interests, options, security entitlements, securities accounts, commodity contracts, commodity accounts, and all financial assets held in any securities account or otherwise, wherever located, and all other securities of every kind, whether certificated or uncertificated.

"Loan Documents" means this Loan Agreement and all other present and future documents, instruments and agreements securing or evidencing any Loan or otherwise relating hereto.

~~"Material Adverse Change" means (i) a material adverse change in the business, operations, results of operations, assets, liabilities, or condition of Borrower (taken as a whole), (ii) the material impairment of Borrower's ability to perform the Obligations, or of ORIX to enforce the Obligations or realize upon the Collateral, or (iii) a material adverse change in the value of the Collateral or the amount which ORIX would be likely to receive in the liquidation of the Collateral.~~

"Net Orderly Liquidation Value" means, with respect to Eligible Inventory, the net orderly liquidation value of the Eligible Inventory, as determined by an independent third-party inventory valuation firm selected by ORIX with reasonable experience in valuing inventory of the same type, net of all estimated costs of liquidation thereof, as determined by said valuation firm.

"Obligations" means the Term Loan, the Revolving Loans, and all other present and future Loans, advances, debts, liabilities, obligations, guaranties, covenants, duties and indebtedness at any time owing by Borrower or any of its Subsidiaries to ORIX, whether evidenced by this Agreement or any note or other instrument or document, whether arising from an extension of credit, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment and any participation by ORIX in Borrower's indebtedness or obligations owing to others), absolute or contingent, due or to become due, including, without limitation, all interest, charges, expenses, fees, attorney's fees, expert witness fees, audit fees, loan fees, prepayment fees, and any other sums chargeable to Borrower under this Agreement or under any other present or future instrument or agreement between Borrower and ORIX, but excluding the Warrant.

"Other Property" means all of the following, now owned and hereafter acquired by Borrower: all of the following as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and all rights relating thereto: "documents", "instruments", "chattel paper", "letters of credit", "fixtures", and "money", and all other tangible and intangible personal property and rights of any other kind which are not included in the other items of Collateral, whether or not covered by the Code.

"Permitted Indebtedness" means: (a) Borrower's Indebtedness to ORIX under this Agreement or any other Loan Document; (b) Indebtedness existing on the date hereof in a principal amount not in excess of $250,000; (c) Indebtedness subordinated to the Obligations pursuant to an agreement in form and substance acceptable to ORIX in its good faith business judgment; (d) Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business; (e) capitalized leases and purchase money Indebtedness secured by Permitted Liens in an aggregate amount not exceeding $250,000 at any time outstanding; (f) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (b) through (e) above, provided that the principal amount thereof is not increased and the terms thereof are not modified to impose more burdensome terms upon Borrower.

"Permitted Liens" shall mean the following: (i) purchase money security interests in specific items of Equipment; (ii) leases of specific items of Equipment; (iii) liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided the same have no priority over any of ORIX's security interests; (iv) liens of materialmen, mechanics, warehousemen, carriers, or other similar liens arising in the ordinary course of business and securing obligations which are not delinquent or are being contested in good faith by appropriate proceedings, (v) liens which constitute banker's liens, rights of set-off or similar rights as to deposit accounts or other funds maintained with a bank or other financial institution (but only to the extent such banker's liens, rights of set-off or other rights are in respect of customary service charges relative to such deposit accounts and other funds, and not in respect of any loans or other extensions of credit by such bank or other financial institution to Borrower), (vi) cash deposits or pledges of an aggregate amount not to exceed $100,000 to secure the payment of worker's compensation, unemployment insurance or other social security benefits or obligations, public or statutory obligations, surety or appeal bonds, bid or performance bonds, or other obligations of a like nature incurred in the ordinary course of business, (vii) the interests of consignors in inventory consigned to Borrower in the ordinary course of business (provided that the interest of a consignor in inventory consigned to Borrower will have priority over the security interest of ORIX, only if the consignor has a perfected purchase money security interest in such inventory which has priority over the security interest of ORIX under applicable law), (viii) liens of institutions where Deposit Accounts are maintained for fees and similar items permitted under the control agreement relating to such Deposit Accounts executed by such institution, ORIX and Borrower, and (ix) cash deposits or pledges of an aggregate amount not to exceed $790,000 to secure Borrower's obligations to landlords, Borrower's obligations to consignors of inventory and Borrower's obligations to sellers of inventory ("Permitted Pledged Deposit Accounts").

"Person" means any individual, sole proprietorship, partnership, joint venture, trust, limited liability company, unincorporated organization, association, corporation, government, or any agency or political division thereof, or any other entity.

"Prime Rate" means the rate of interest per annum publicly announced from time to time by Citibank N.A., or, if not available, another major money center bank in New York City selected by ORIX in its sole discretion, as its prime rate in effect (said prime rate not being intended to be the lowest rate of interest charged by the referenced bank in connection with extensions of credit), or if such rate is not available, by a reasonable alternative means of determining the rate of interest selected by ORIX.

"Representations" means the written Representations and Warranties previously delivered by Borrower to ORIX dated February 26, 2008.

"Reserves" means, as of any date of determination, such amounts as ORIX may from time to time establish and revise in its good faith business judgment, reducing the amount of Revolving Loans, and other financial accommodations which would otherwise be available to Borrower under the lending formulas provided in the Schedule: (a) to reflect ORIX's good faith belief that any collateral report or financial information furnished by or on behalf of Borrower or any guarantor to ORIX is or may have been incomplete, inaccurate or misleading in any material respect; or (b) in respect of any state of facts which ORIX determines in good faith constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default.

"Subsidiary" of Borrower means any corporation, partnership, limited liability company or other entity or organization which is directly or indirectly controlled by Borrower.

"Warrant" means the warrant to purchase stock of the Borrower being issued to ORIX, as described in Section 7 of the Schedule, and all extensions and renewals thereof and replacements therefor.

Other Terms. All accounting terms used in this Agreement, unless otherwise indicated, shall have the meanings given to such terms in accordance with GAAP. All other terms contained in this Agreement, unless otherwise indicated, shall have the meanings provided by the Code, to the extent such terms are defined therein.

9. GENERAL PROVISIONS.

9.1 Payments. All payments with respect to the Obligations shall be made to ORIX by wire transfer in accordance with written instructions from ORIX. Subject to Section 7.6, payments may be applied and reversed and re-applied, to the Obligations, in such order and manner as ORIX shall determine in its good faith business judgment. If a payment hereunder becomes due and payable on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day, and interest shall be payable thereon during such extension.

9.2 Charges to Accounts. ORIX may, in its discretion, require that Borrower pay monetary Obligations in cash to ORIX, or charge them to Borrower's Revolving Loan account, in which event they will bear interest at the same rate applicable to the Revolving Loans.

9.3 Confidentiality. ORIX agrees to use the same degree of care that it exercises with respect to its own proprietary information, to maintain the confidentiality of any and all information provided to or received by ORIX with respect to the Borrower, including business plans and forecasts, non-public financial information, confidential or secret processes, formulae, devices and contractual information, customer lists, and employee relation matters, provided that ORIX may disclose such information to (i) its officers, directors, employees, attorneys, and accountants, provided that ORIX first informs them of the provisions of this Section 9.3, and (ii) its affiliates, participants, prospective participants, assignees and prospective assignees, provided such persons agree in writing to be bound by the provisions of this Section 9.3, and (iii) such other Persons to whom ORIX shall at any time be required to make such disclosure in accordance with applicable law, and provided, that the foregoing provisions shall not apply to disclosures made by ORIX in its good faith business judgment in connection with the enforcement of its rights or remedies after an Event of Default. Nothing herein, however, shall prevent ORIX from making public the fact that ORIX has provided a loan facility to the Borrower and the amount thereof, provided the form of the same is reasonably acceptable to Borrower. The confidentiality agreement in this Section supersedes any prior confidentiality agreement of ORIX relating to Borrower. The provisions of this Section 9.3 shall survive termination of this Agreement and the Obligations.

9.4 Additional Lender. ORIX, at its option, and subject to the prior written consent of Borrower, such consent not to be unreasonably withheld or delayed, may designate another institutional lender to replace ORIX in providing all or a portion of the Loans (the "Additional Lender"), and Borrower shall cooperate with the same. In connection with the Additional Lender replacing ORIX as the lender of all or a portion of the Loans, this Agreement and the other Loan Documents shall, at the sole election of ORIX, be split or divided into two notes and two loan and security agreements, each of which shall cover all or a portion of the Collateral, as designated by ORIX. To that end, Borrower, upon written request of ORIX, shall execute, acknowledge and deliver to ORIX and/or its designee or designees substitute notes, loan agreements, security instruments and security agreements in such principal amounts, containing terms, provisions and clauses substantially identical to those contained in this Agreement, and such other documents and instruments (subject to the provisions hereof), in favor of the Additional Lender (the "Additional Lender Documents") and appropriate amendments to this Loan Agreement and the other Loan Documents (including without limitation an intercreditor agreement between ORIX and the Additional Lender), all as may be reasonably required by ORIX. Without limiting the foregoing, the Additional Lender Documents and the amendment to this Loan Agreement, shall provide that an Event of Default under the Additional Lender Documents constitute an Event of Default under the Loan Documents, and vice versa. Notwithstanding anything to the contrary in this Agreement or any Additional Lender Documents, if there is more than one Additional Lender, it shall be a condition to the acceptance and effectiveness of any substitution, assignment or transfer contemplated in this Section 9.4 that all Additional Lenders shall agree in a written agreement (to which Borrower is a third-party beneficiary) to a single collateral and loan agent, with sole right to exercise the rights and remedies of ORIX and all Additional Lenders on behalf of ORIX and all Additional Lenders with respect to Borrower and its assets.

9.5 Notices. All notices to be given under this Agreement shall be in writing and shall be given either personally or by reputable private delivery service or by regular first-class mail, or certified mail return receipt requested, addressed as follows: (a) if to Borrower, at its address shown in the heading to this Agreement; and (b) if to ORIX, at ORIX Venture Finance LLC, 245 Park Avenue, 19th Floor, New York, NY 10167, Attention: Mr. Kevin Sheehan. The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to all other parties. All notices shall be deemed to have been given upon delivery in the case of notices personally delivered, or at the expiration of one Business Day following delivery to the private delivery service, or two Business

Days following the deposit thereof in the United States mail, with postage prepaid.

9.6 Attorneys' Fees and Costs. Borrower shall reimburse ORIX for all reasonable attorneys' fees and all filing, recording, search, title insurance, appraisal, audit, and other reasonable costs incurred by ORIX, pursuant to, or in connection with, or relating to this Agreement (whether or not a lawsuit is filed), including, but not limited to, all reasonable attorneys' fees and costs ORIX incurs in order to do the following: prepare and negotiate this Agreement and the documents relating to this Agreement; obtain legal advice in connection with this Agreement or Borrower; enforce, or seek to enforce, any of its rights; prosecute actions against, or defend actions by, Account Debtors; commence, intervene in, or defend any action or proceeding; initiate any complaint to be relieved of the automatic stay in bankruptcy; file or prosecute any probate claim, bankruptcy claim, third-party claim, or other claim; protect, obtain possession of, lease, dispose of, or otherwise enforce ORIX's security interest in, the Collateral; during the continuance of any Event of Default represent ORIX in connection with any sale by ORIX of the Loan or any interest or participation in the Loan, including without limitation the preparation and negotiation of documentation relating to the same; and otherwise represent ORIX in any litigation relating to Borrower; provided that amounts payable pursuant to this Section 9.6 shall first be deducted from any expense deposits paid by Borrower to ORIX, and Borrower shall only be responsible to pay any overage. If either ORIX or Borrower files any lawsuit against the other predicated on a breach of this Agreement, the prevailing party in such action shall be entitled to recover its reasonable costs and attorneys' fees, including (but not limited to) reasonable attorneys' fees and costs incurred in the enforcement of, execution upon or defense of any order, decree, award or judgment.

9.7 Public Announcement. Borrower hereby agrees that ORIX may make a public announcement of the transactions contemplated by this Agreement, and may publicize the same in marketing materials, newspapers and other publications, and otherwise, and in connection therewith may use the Borrower's name, tradenames and logos, provided the forms of such announcements and publications by ORIX are reasonably acceptable to Borrower.

9.8 Waivers. The failure of ORIX at any time or times to require Borrower to strictly comply with any of the provisions of this Agreement or any other present or future agreement between Borrower and ORIX shall not waive or diminish any right of ORIX later to demand and receive strict compliance therewith. Any waiver of any default shall not waive or affect any other default, whether prior or subsequent, and whether or not similar. None of the provisions of this Agreement or any other agreement now or in the future executed by Borrower and delivered to ORIX shall be deemed to have been waived by any act or knowledge of ORIX or its agents or employees, but only by a specific written waiver signed by an authorized officer of ORIX and delivered to Borrower. Borrower waives the benefit of all statutes of limitations relating to any of the Obligations or this Agreement or any other Loan Document, and Borrower waives demand, protest, notice of protest and notice of default or dishonor, notice of payment and nonpayment, release, compromise, settlement, extension or renewal of any commercial paper, instrument, account, Account, General Intangible, document or guaranty at any time held by ORIX on which Borrower is or may in any way be liable to ORIX, and notice of any action taken by ORIX, unless expressly required by this Agreement. NEITHER ORIX NOR ITS PARENT, NOR ANY OF ITS AFFILIATES, SUBSIDIARIES, DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR ATTORNEYS SHALL BE RESPONSIBLE OR LIABLE TO BORROWER OR TO ANY OTHER PARTY FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF ANY FINANCIAL ACCOMMODATION HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

9.9 Savings Clause. ORIX and Borrower intend to contract in strict compliance with applicable usury laws from time to time in effect. In furtherance thereof such Persons stipulate and agree that none of the terms and provisions contained in the Loan Agreement shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by applicable law from time to time in effect. Neither the Borrower nor any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of any Obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully charged under applicable law from time to time in effect, and the provisions of this paragraph shall control over all other provisions of this Agreement and other Loan Documents which may be in conflict herewith. ORIX expressly disavows any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of any Obligation is accelerated. If (a) the maturity of any Obligation is accelerated for any reason, (b) any Obligation is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the legal maximum, or (c) ORIX or any other holder of any or all of the Obligations shall otherwise collect amounts which are determined to constitute interest which

would otherwise increase the interest on any or all of the Obligations to an amount in excess of that permitted to be charged by applicable law then in effect, then all sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal of the related Obligations or, at ORIX's or such holder's option, promptly returned to the Borrower upon such determination. In determining whether or not the interest paid or payable, under any specific circumstance, exceeds the maximum amount permitted under applicable law, ORIX and the Borrower (and any other payors thereof) shall to the greatest extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread the total amount of interest through the entire contemplated term of this Agreement in accordance with the amount outstanding from time to time thereunder and the maximum legal rate of interest from time to time in effect under applicable law in order to lawfully charge the maximum amount of interest permitted under applicable law.

9.10 General. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors, assigns, heirs, beneficiaries and representatives of Borrower and ORIX; provided, however, that (i) Borrower may not assign or transfer any of its rights under this Agreement without the prior written consent of ORIX, and any prohibited assignment shall be void, and (ii) ORIX may not assign or transfer any of its rights under this Agreement to any Person known to ORIX to be a direct competitor of Borrower, unless an Event of Default has occurred and is continuing, except that, whether or not an Event of Default has occurred and is continuing, nothing herein shall prevent ORIX from assigning or transferring any of its rights under this Agreement or any of the Loan Documents in connection with any sale of all or a major portion of its loan portfolio or its business. No consent by ORIX to any assignment shall release Borrower from its liability for the Obligations. If Borrower consists of more than one Person, their liability shall be joint and several, and the compromise of any claim with, or the release of, any Borrower shall not constitute a compromise with, or a release of, any other Borrower. This Agreement and all acts, transactions disputes and controversies arising hereunder or relating hereto, and all rights and obligations of ORIX and Borrower shall be governed by, and construed in accordance with the internal laws (and not the conflict of laws rules) of the State of New York. Each party consents to the jurisdiction of courts located within New York County, New York, and agrees that the exclusive venue for all actions and proceedings relating directly or indirectly to this Agreement shall be New York County, New York, and each party waives any and all rights the party may have to object to the jurisdiction of any such court, or to transfer or change the venue of any such action or proceeding, including, without limitation, any objection to venue or request for change in venue based on the doctrine of *forum non conveniens*. Each party consents to service of process in any action or proceeding brought against it by ORIX, by personal delivery, or by mail addressed as set forth in this Agreement or by any other method permitted by law. Paragraph headings are only used in this Agreement for convenience, and shall not be used in any manner to construe, limit, define or interpret any term or provision of this Agreement. The term "including", whenever used in this Agreement, shall mean "including (but not limited to)". This Agreement has been fully reviewed and negotiated between the parties and no uncertainty or ambiguity in any term or provision of this Agreement shall be construed strictly against ORIX or Borrower under any rule of construction or otherwise. Should any provision of this Agreement be held by any court of competent jurisdiction to be void or unenforceable, such defect shall not affect the remainder of this Agreement, which shall continue in full force and effect. This Agreement may be executed and delivered by the signing and delivery of this Agreement with original signatures or by facsimile copy. This Agreement and such other written agreements, documents and instruments as may be executed in connection herewith, including without limitation the Representations, are the final, entire and complete agreement between Borrower and ORIX and supersede all prior and contemporaneous negotiations and oral representations and agreements, all of which are merged and integrated in this Agreement. There are no oral understandings, representations or agreements between the parties which are not set forth in or referred to in this Agreement or in other written agreements signed by the parties in connection herewith. The terms and provisions of this Agreement may not be waived or amended, except in a writing executed by Borrower and a duly authorized officer of ORIX. Time is of the essence in the performance by Borrower of each and every obligation under this Agreement.

9.11 Mutual Waiver of Jury Trial. BORROWER AND ORIX EACH HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO, THIS AGREEMENT OR ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN ORIX AND BORROWER, OR ANY CONDUCT, ACTS OR OMISSIONS OF ORIX OR BORROWER OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH ORIX OR BORROWER, IN ALL OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

[Signatures On Next Page]

Form: 10/1/06 Version -4
Document: Version-10

IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Agreement on their behalf.

Borrower:

eFashion Solutions, LLC

By________________________
Chief Executive Officer

ORIX:

ORIX Venture Finance LLC, a Delaware limited liability company

By________________________
Kevin P. Sheehan,
President and CEO